SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

14850 Montfort Drive, Suite 131, Dallas, TX 75254
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(972) 458-9600.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 8, 2008 Platina Energy Group, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Value Relations GmbH, a Federal Republic of Germany company (“VR”). Pursuant to the Agreement, VR has agreed to act as the Company’s strategic investor relations’ consultant in Germany, Austria and Switzerland (“the Consulting Services”).  The Agreement is for a term from September 8, 2008 to August 31, 2009. As compensation for its Consulting Services, VR is to receive (i) 15,000 EUR payable in quarterly payments of 5,000 EUR commencing December 1, 2008 (ii) 5,000 shares of Series D Preferred Stock and (iii) stock options for two years for 1,000,000 shares of common stock at US $0.25 per share and 1,000,000 shares of common stock at US $0.50 per share.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

As consideration for the Agreement with VR to provide investor relations service to the Company described in Item 1.01 above, we are issuing (i) 5,000 shares of Series D Preferred Stock and (ii) stock options for two years for 1,000,000 shares of common stock at US $0.25 per share and 1,000,000 shares of common stock at US $0.50 per share. We believe that the issuance of the shares will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 since the recipient is a non US resident.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between the Company and Value Relations GmbH dated September 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  September 11, 2008                                                                           /s/ Blair Merriam
Blair Merriam, Chief Executive Officer